UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

ENCLAVES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29689	20-1951556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 East Trinity Mills Road, Suite 122, Carrollton, Texas		75006
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 416-9304

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 18, 2006, our Florida subsidiary, Enclaves of Eagle Nest LLC, a Florida limited liability company (“Eagle Nest LLC”), executed and delivered a promissory note for $2,500,000 in favor of Orion Bank, attached hereto as Exhibit 10.1, to evidence a loan to Eagle Nest LLC by Orion Bank in the amount of $2,500,000 (the “Orion Bank Loan”), made pursuant to a loan agreement dated January 18, 2006, by and between Eagle Nest LLC and Orion Bank, attached hereto as Exhibit 10.2. The Orion Bank Loan bears interest at a floating per annum rate equal to the “Prime Rate” plus one percent (1%), payable in monthly interest-only installments, and matures with a balloon payment on January 18, 2007.

The Orion Bank Loan is secured by a first mortgage lien granted pursuant to the Mortgage Deed dated January 18, 2006 by Eagle Nest LLC in favor of Orion Bank (the “Eagle Nest Mortgage”), attached hereto as Exhibit 10.3. Pursuant to the Eagle Nest Mortgage, Eagle Nest LLC grants Orion Bank a security interest against the real property owned by Eagle Nest LLC in the City of North Fort Myers, Lee County, Florida (the “Florida Site”).

The Orion Bank Loan is further secured by that certain Continuing Guaranty Agreement dated January 18, 2006, attached hereto as Exhibit 10.4, executed and delivered by Enclaves Group, Inc., guarantying the obligations of Eagle Nest LLC.

Item 1.02.	Termination of a Material Definitive Agreement.

See “Item 1.01. Entry into a Material Definitive Agreement” discussing the $2,500,000 Orion Bank Loan, pursuant to which Eagle Nest LLC obtained loan proceeds secured by the Florida Site. The Florida Site previously secured a $1,250,000 loan from K&B Equity Group, Inc. d/b/a Magellan Mortgage Group (the “Magellan Loan”), as set forth in our Current Report on Form 8-K dated December 9, 2005. The Magellan Loan was paid in full from the proceeds of the Orion Bank Loan and the Promissory Note and Mortgage Deed and Security Agreement delivered by Eagle Nest LLC in connection with the Magellan Loan were thereby terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

See Item 1.01 – Entry into a Material Definitive Agreement discussing the Orion Bank Loan.

Item 8.01	Other Events.

Orion Bank required, as further security for and a condition of making the Orion Bank Loan, that we obtain and furnish an unconditional guaranty of the Orion Bank Loan from Homes for America Holdings, Inc., a Nevada corporation (“HFAH”), and the majority holder of our outstanding capital stock. HFAH entered into a guaranty agreement with Orion Bank for which we agreed to pay HFAH the sum of $37,500.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description of Exhibit
10.1	Promissory Note dated January 18, 2006, by Enclaves of Eagle Nest LLC in the amount of $2,500,000 to Orion Bank.
10.2	Loan Agreement dated January 18, 2006, by and between Enclaves of Eagle Nest LLC and Orion Bank.
10.3	Mortgage Deed dated January 18, 2006, by Enclaves of Eagle Nest LLC in favor of Orion Bank.
10.4	Continuing Guaranty Agreement dated January 18, 2006, by Enclaves Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCLAVES GROUP, INC.

Dated: January 23, 2006	By:	/s/ Daniel G. Hayes
Name: Daniel G. Hayes
Title: President and Chief Executive Officer